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                                                           EXHIBIT NO. 99.10(D)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in this Post-Effective Amendment No. 51 to Registration Statement No. 2-50409 of MFS Series Trust IX of our report dated June 18, 2004, appearing in the annual report to shareholders for the year ended April 30, 2004 of Research Bond Fund J and to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


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Deloitte & Touche LLP



Boston, Massachusetts

June 24, 2004